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                                                                EDGAR
EXHIBIT NO.     EXHIBIT NAME                                    EXHIBIT NO.
-----------     ------------                                    -----------

5(a)(ii)        Form of Amended and Restated Investment         99.B5(a)(ii)
                Advisory Agreement

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                             AMENDED AND RESTATED
                         INVESTMENT ADVISORY AGREEMENT


          AGREEMENT, made the 15th day of November, 1994 and amended and restated effective as of this ___ day of _________, 199_ between PIMCO Funds:
Multi-Manager Series ("Trust"), a Massachusetts business trust, and PIMCO Advisors L.P. ("Adviser"), a limited partnership.


          WHEREAS, the Trust is registered with the Securities and Exchange Commission ("SEC") as an open-end management investment company under the Investment Company Act of 1940, as amended (the "1940 Act"); and


          WHEREAS, the Trust is authorized to issue shares of beneficial interest ("Shares") in separate series with each such series representing interests in a separate portfolio of securities and other assets; and


          WHEREAS, the Trust has established multiple series, including operational series or series that are expected to be operational that are designated as the PIMCO International Fund, PIMCO International Developed Fund, PIMCO Emerging Markets Fund, PIMCO Capital Appreciation Fund, PIMCO Mid Cap Growth Fund, PIMCO Small Cap Growth Fund, PIMCO Micro Cap Growth Fund, PIMCO Renaissance Fund, PIMCO Core Equity Fund, PIMCO Growth Fund, PIMCO Mid Cap Equity Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, PIMCO Equity Income Fund, PIMCO Value Fund, PIMCO Small Cap Value Fund, PIMCO Enhanced Equity Fund, PIMCO Structured Emerging Markets Fund, PIMCO Balanced Fund, and PIMCO Precious Metals Fund, such series together with any other series subsequently established by the Trust, with respect to which the Trust desires to retain the Adviser to render investment advisory services hereunder, and with respect to which the Adviser is willing to do so, being herein collectively referred to also as the "Funds"; and


          WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Investment Advisers Act of 1940; and


          WHEREAS, the Adviser is the parent company or an affiliate of other companies that render investment advisory services and are registered as investment advisers under the Investment Advisers Act of 1940; and
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          WHEREAS, the Trust desires to retain the Adviser so that it and its subsidiaries and affiliates will render investment advisory services to the Funds in the manner and on the terms hereinafter set forth; and


          WHEREAS, the Adviser is willing to render such services and engage its subsidiaries, affiliates, and others to render such services to the Trust;


          NOW, THEREFORE, in consideration of the premises, the promises, and mutual covenants herein contained, it is agreed between the parties as follows:


          1.  Appointment.  The Trust hereby appoints the Adviser to provide
              -----------
investment advisor services to the Trust with respect to the Funds for the period and on the terms set forth in this Agreement. The Adviser accepts such appointment and agrees to render the services herein set forth for the compensation herein provided.


          In the event the Trust establishes and designates additional series with respect to which it desires to retain the Adviser to render investment advisory services hereunder, it shall notify the Adviser in writing. If the Adviser is willing to render such services it shall notify the Trust in writing, whereupon such additional series shall become a Fund hereunder.


          2.  Duties.  Subject to the general supervision of the Board of
              ------
Trustees, the Adviser shall provide general, overall advice and guidance with respect to the Funds and provide advice and guidance to the Trust's Trustees. In discharging these duties the Adviser shall, either directly or indirectly through others ("Portfolio Managers") engaged by it pursuant to Section 3 of this Agreement, provide a continuous investment program for each Fund and determine the composition of the assets of each Fund, including determination of the purchase, retention, or sale of the securities, cash, and other investments for the Fund. The Adviser (or Portfolio Manager) will provide investment research and analysis, which may consist of a computerized investment methodology, and will conduct a continuous program of evaluation, investment, sales, and reinvestment of the Fund assets by determining the securities and other investments that shall be

                                     - 2 -
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purchased, entered into, sold, closed, or exchanged for the Fund, when these transactions should be executed, and what portion of the assets of the Fund should be held in the various securities and other investments in which it may invest, and the Adviser (or Portfolio Manager) is hereby authorized to execute and perform such services on behalf of the Fund. To the extent permitted by the investment policies of the Fund, the Adviser (or Portfolio Manager) shall make decisions for the Fund as to foreign currency matters and make determinations as to the retention or disposition of foreign currencies or securities or other instruments denominated in foreign currencies or derivative instruments based upon foreign currencies, including forward foreign currency contracts and options and futures on foreign currencies, and shall execute and perform the same. The Adviser (or Portfolio Manager) will provide the services under this Agreement for each Fund in accordance with the Fund's investment objective or objectives, investment policies, and investment restrictions as stated in the Trust's Registration Statement filed on Form N-1A with the SEC as supplemented or amended from time to time.


          In performing these duties, the Adviser, either directly or indirectly through others selected by the Adviser:

               (a) Shall conform with the 1940 Act and all rules and regulations thereunder, all other applicable federal and state laws and regulations, with any applicable procedures adopted by the Trust's Board of Trustees, and with the provisions of the Trust's Registration Statement filed on Form N-1A as supplemented or amended from time to time.


               (b) Shall use reasonable efforts to manage each Fund so that it qualifies as a regulated investment company under Subchapter M of the Internal Revenue Code.


               (c) Is responsible, in connection with its responsibilities under this Section 2, for decisions to buy and sell securities and other investments for the Funds, for broker-dealer and futures commission merchant ("FCM") selection, and for negotiation of commission rates. The Adviser's (or Portfolio Manager's) primary consideration in effecting a

                                     - 3 -
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          security or other transaction will be to obtain the best execution for the Fund, taking into account the factors specified in the Prospectus and Statement of Additional Information for the Trust, as they may be amended or supplemented from time to time. Subject to such policies as the Board of Trustees may determine and consistent with Section 28(e) of the Securities Exchange Act of 1934, the Adviser (or Portfolio Manager) shall not be deemed to have acted unlawfully or to have breached any duty created by this Agreement or otherwise solely by reason of its having caused the Fund to pay a broker or dealer, acting as agent, for effecting a portfolio transaction at a price in excess of the amount of commission another broker or dealer would have charged for effecting that transaction, if the Adviser (or Portfolio Manager) determines in good faith that such amount of commission was reasonable in relation to the value of the brokerage and research services provided by such broker or dealer, viewed in terms of either that particular transaction or the Adviser's (or Portfolio Manager's) overall responsibilities with respect to the Fund and to their other clients as to which they exercise investment discretion. To the extent consistent with these standards, and in accordance with Section 11(a) of the Securities Exchange Act of 1934 and Rule 11a2-(T) thereunder, and subject to any other applicable laws and regulations, the Adviser (or Portfolio Manager) is further authorized to allocate the orders placed by it on behalf of the Fund to the Adviser (or Portfolio Manager) if it is registered as a broker or dealer with the SEC, to its affiliate that is registered as a broker or dealer with the SEC, or to such brokers and dealers that also provide research or statistical research and material, or other services to the Fund or the Adviser (or Portfolio Manager). Such allocation shall be in such amounts and proportions as the Adviser shall determine consistent with the above standards, and, upon request, the Adviser will report on said allocation regularly to the Board of Trustees of the Trust indicating the broker-dealers to which such allocations have been made and the basis therefor.


               (d) May, on occasions when the purchase or sale of a security is deemed to be in the best interest of a Fund as well as any other investment advisory clients,

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          to the extent permitted by applicable laws and regulations, but shall not be obligated to, aggregate the securities to be so sold or purchased with those of its other clients where such aggregation is not inconsistent with the policies set forth in the Registration Statement. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser (or Portfolio Manager) in a manner that is fair and equitable in the judgment of the Adviser (or Portfolio Manager) in the exercise of its fiduciary obligations to the Trust and to such other clients.


               (e) Will, in connection with the purchase and sale of securities for each Fund, arrange for the transmission to the custodian for the Trust on a daily basis, such confirmation, trade tickets, and other documents and information, including, but not limited to, Cusip, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the custodian to perform its administrative and recordkeeping responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Trust's custodian.


               (f) Will make available to the Trust, promptly upon request, any of the Funds' investment records and ledgers as are necessary to assist the Trust to comply with requirements of the 1940 Act and the Investment Advisers Act of 1940, as well as other applicable laws, and will furnish to regulatory authorities having the requisite authority any information or reports in connection with such services which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.


               (g) Will regularly report to the Trust's Board of Trustees on the investment program for each Fund and the issuers and securities represented in each Fund's portfolio, and will furnish the Trust's Board of

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          Trustees with respect to the Funds such periodic and special reports as the Trustees may reasonably request.


          3.   Appointment of Portfolio Managers.  The Adviser may, at its
               ---------------------------------
expense and subject to its supervision, engage one or more persons, including, but not limited to, subsidiaries and affiliated persons of the Adviser, to render any or all of the investment advisory services that the Adviser is obligated to render under this Agreement including, for one or more of the Funds and, to the extent required by applicable law, subject to the approval of the Trust's Board of Trustees and/or the shareholders of one or more of the Funds, a person to render investment advisory services including the provision of a continuous investment program and the determination of the composition of the securities and other assets of such Fund or Funds.


          4.   Documentation.  The Trust has delivered copies of each of the
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following documents to the Adviser and will deliver to it all future amendments and supplements thereto, if any:

               (a) the Trust's Registration Statement as filed with the SEC and any amendments thereto; and


               (b) exhibits, powers of attorneys, certificates and any and all other documents relating to or filed in connection with the Registration Statement described above.


     The Adviser has delivered to the Trust copies of the Adviser's and the Portfolio Managers' Uniform Application for Investment Adviser Registration on Form ADV, as filed with the SEC. The Adviser agrees to provide the Trust with current copies of the Adviser's and the Portfolio Managers' Forms ADV, and any supplements or amendments thereto, as filed with the SEC.


          5.   Records.  The Adviser agrees to maintain and to preserve for the
               -------
periods prescribed under the 1940 Act any such records as are required to be maintained by the Adviser with respect to the Funds by the 1940 Act. The Adviser further agrees that all records which it maintains for the Funds are the property of the Trust and it will promptly surrender any of such

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records upon request.


          6.   Expenses.  During the term of this Agreement, the Adviser will
               --------
pay all expenses incurred by it in connection with its obligations under this Agreement, except such expenses as are assumed by the Funds under this Agreement and any expenses that are paid by a party other than the Trust under the terms of any other agreement to which the Trust is a party or a third-party beneficiary. The Adviser further agrees to pay or cause its subsidiaries or affiliates to pay all salaries, fees, and expenses of any officer or Trustee of the Trust who is an officer, director, or employee of the Adviser or a subsidiary or affiliate of the Adviser. The Adviser assumes and shall pay for maintaining its staff and personnel and shall, at its own expense provide the equipment, office space, and facilities necessary to perform its obligations under this Agreement. The Adviser shall not, under the terms of this Agreement, bear the following expenses (although the Adviser or an affiliate may bear certain of these expenses under one or more other agreements):

               (a) Expenses of all audits by Trust's independent public accountants;


               (b) Expenses of the Trust's transfer agent(s), registrar, dividend disbursing agent(s), and shareholder recordkeeping services;


               (c) Expenses of the Trust's custodial services, including recordkeeping services provided by the custodian;


               (d) Expenses of obtaining quotations for calculating the value of each Fund's net assets;


               (e) Expenses of obtaining Portfolio Activity Reports for each
          Fund;


               (f) Expenses of maintaining the Trust's tax records;

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               (g) Salaries and other compensation of any of the Trust's
          executive officers and employees, if any, who are not officers, directors, stockholders, or employees of the Adviser, its subsidiaries or affiliates, or any Portfolio Manager of the Trust;


               (h) Taxes, if any, levied against the Trust or any of its Funds;


               (i) Brokerage fees and commissions in connection with the purchase and sale of portfolio securities for any of the Funds;


               (j) Costs, including the interest expenses, of borrowing money;


               (k) Costs and/or fees incident to meetings of the Trust's shareholders, the preparation and mailings of prospectuses and reports of the Trust to its shareholders, the filing of reports with regulatory bodies, the maintenance of the Trust's existence and qualification to do business, and the registration of shares with federal and state securities authorities;


               (l) The Trust's legal fees, including the legal fees related to the registration and continued qualification of the Trust's shares for sale;


               (m) Costs of printing certificates representing shares of the Trust;

               (n) Trustees' fees and expenses to trustees who are not officers, employees, or stockholders of the Adviser, its subsidiaries or affiliates, or any Portfolio Manager of the Trust;


               (o) The Trust's pro rata portion of the fidelity bond required by
          Section 17(g) of the 1940 Act, or other insurance premiums;

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               (p)  Association membership dues;


               (q) Extraordinary expenses as may arise, including expenses incurred in connection with litigation, proceedings, other claims and the legal obligations of the Trust to indemnify its trustees, officers, employees, shareholders, distributors, and agents with respect thereto; and


               (r) Organizational and offering expenses and, if applicable, reimbursement (with interest) of underwriting discounts and commissions.


          7.   Liability.  The Adviser shall give the Trust the benefit of the
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Adviser's best judgment and efforts in rendering services under this Agreement.
The Adviser may rely on information reasonably believed by it to be accurate and reliable. As an inducement for the Adviser's undertaking to render services unless this Agreement, the Trust agrees that neither the Adviser nor its stockholders, partners, limited partners, officers, directors, employees, or agents shall be subject to any liability for, or any damages, expenses or losses incurred in connection with, any act or omission or mistake in judgment connected with or arising out of any services rendered under this Agreement, except by reason of willful misfeasance, bad faith, or gross negligence in performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's investment advisory obligations and duties under this Agreement.


          8.   Independent Contractor.  The Adviser shall for all purposes
               ----------------------
herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Board of Trustees of the Trust from time to time, have no authority to act for or represent the Trust in any way or otherwise be deemed its agent.


         9.    Compensation.  As compensation for the services rendered under
               ------------
this Agreement, the Trust shall pay to the Adviser a fee at an annual rate of the average daily net assets of each of the Funds as set forth on the Schedule attached hereto. The

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fees payable to the Adviser for all of the Funds shall be computed and accrued daily and paid monthly. If the Adviser shall serve for less than any whole month, the foregoing compensation shall be prorated.


          10.  Non-Exclusivity.  It is understood that the services of the
               ---------------
Adviser hereunder are not exclusive, and the Adviser shall be free to render similar services to other investment companies and other clients whether or not their investment objectives are similar to those of any of the Funds.


          11.  Term and Continuation.  This Agreement shall take effect as of
               ---------------------
the date hereof, and shall remain in effect, unless sooner terminated as provided herein, with respect to a Fund for a period of two years following the date set forth on the attached Schedule. This Agreement shall continue thereafter on an annual basis with respect to a Fund provided that such continuance is specifically approved at least annually (a) by the vote of a majority of the Board of Trustees of the Trust, or (b) by vote of a majority of the outstanding voting shares of the Fund, and provided continuance is also approved by the vote of a majority of the Board of Trustees of the Trust who are not parties to this Agreement or "interested persons" (as defined in the 1940
Act) of the Trust, or the Adviser, cast in person at a meeting called for the purpose of voting on such approval. This Agreement may not be materially amended without a majority vote of the outstanding voting shares (as defined in the 1940
Act) of the pertinent Fund or Funds.


          However, any approval of this Agreement by the holders of a majority of the outstanding shares (as defined in the 1940 Act) of a particular Fund shall be effective to continue this Agreement with respect to such Fund notwithstanding (a) that this Agreement has not been approved by the holders of a majority of the outstanding shares of any other Fund or (b) that this Agreement has not been approved by the vote of a majority of the outstanding shares of the Trust, unless such approval shall be required by any other applicable law or otherwise. This Agreement will terminate automatically with respect to the services provided by the Adviser in event of its assignment, as that term is defined in the 1940 Act, by the Adviser.

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          This Agreement may be terminated:

             (a) by the Trust at any time with respect to the services provided by the Adviser, without the payment of any penalty, by vote of a majority of the Board of Trustees of the Trust or by a vote of a majority of the outstanding voting shares of the Trust or, with respect to a particular Fund, by vote of a majority of the outstanding voting shares of such Fund, on 60 days' written notice to the Adviser or, in the case of the PIMCO Growth Fund, PIMCO Target Fund, PIMCO Opportunity Fund, PIMCO Innovation Fund, PIMCO Tax Exempt Fund, PIMCO Renaissance Fund, PIMCO Precious Metals Fund, and PIMCO International Fund, by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as such term is defined in the 1940 Act) of the Trust;

               (b) by the Adviser at any time, without the payment of any penalty, upon 60 days' written notice to the Trust.


          12.  Use of Name.  It is understood that the name "PIMCO Advisors
               -----------
L.P." or "PIMCO" or any derivative thereof or logo associated with those names are the valuable property of the Adviser and its affiliates, and that the Trust and/or the Funds have the right to use such names (or derivatives or logos) only so long as this Agreement shall continue with respect to such Trust and/or Funds. Upon termination of this Agreement, the Trust (or Fund) shall forthwith cease to use such names (or derivatives or logos) and, in the case of the Trust, shall promptly amend its Declaration of Trust to change its name.


          13.  Notices.  Notices of any kind to be given to the Adviser by the
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Trust shall be in writing and shall be duly given if mailed or delivered to the
Adviser at 800 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Adviser. Notices of any kind to be given to the Trust by the Adviser shall be in writing and shall be duly given if mailed or delivered to 840 Newport Center Drive, Newport Beach, California 92660, or to such other address or to such individual as shall be specified by the Trust.

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          14.  Fund Obligation.  A copy of the Trust's Second Amended and
               ---------------
Restated Agreement and Declaration of Trust is on file with the Secretary of the Commonwealth of Massachusetts and notice is hereby given that the Agreement has been executed on behalf of the Trust by a trustee of the Trust in his or her capacity as trustee and not individually. The obligations of this Agreement shall only be binding upon the assets and property of the Trust and shall not be binding upon any trustee, officer, or shareholder of the Trust individually.


          15.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original.


          16.  Miscellaneous.  (a) This Agreement shall be governed by the laws
               -------------
of California, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, the Investment Advisers Act of 1940, or any rule or order of the SEC thereunder.

               (b) If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby and, to this extent, the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to other parties hereto shall not be affected thereby.


               (c) The captions in this Agreement are included for convenience only and in no way define any of the provisions hereof or otherwise affect their construction or effect.

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          IN WITNESS WHEREOF, the parties hereto have caused this instrument to be executed by their officers designated below on the day and year first above written.


                                        PIMCO FUNDS:  MULTI-MANAGER
                                   SERIES


Attest:                                 By:
       ----------------------              ---------------------------
Title:                                     Title:


                                        PIMCO ADVISORS L.P.



Attest:                                 By:
       ----------------------              ---------------------------
Title:                                     Title:


                                    - 13 -
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                       Schedule to Amended and Restated
                         Investment Advisory Agreement


                                                          Effective
Fund                                      Fee Rate           Date
----                                      --------        ---------

PIMCO Tax Exempt Fund                     .30%            01/14/1997
PIMCO Capital Appreciation                .45%            11/15/1994
PIMCO Mid Cap Growth                      .45%            11/15/1994
PIMCO Equity Income                       .45%            11/15/1994
PIMCO Value                               .45%            11/15/1994
PIMCO Enhanced Equity                     .45%            11/15/1994
PIMCO Balanced                            .45%            11/15/1994
PIMCO Structured Emerging Markets         .45%            09/15/1996
PIMCO Growth                              .50%            01/14/1997
PIMCO International                       .55%            01/14/1997
PIMCO Target                              .55%            01/14/1997
PIMCO Core Equity                         .57%            12/28/1994
PIMCO International Developed             .60%            11/15/1994
PIMCO Renaissance                         .60%            01/14/1997
PIMCO Small Cap Value                     .60%            11/15/1994
PIMCO Precious Metals                     .60%            01/14/1997
PIMCO Mid Cap Equity                      .63%            12/28/1994
PIMCO Opportunity                         .65%            01/14/1997
PIMCO Innovation                          .65%            01/14/1997
PIMCO Emerging Markets                    .85%            11/15/1996
PIMCO Small Cap Growth                   1.00%            11/15/1996
PIMCO Micro Cap Growth                   1.25%            11/15/1996